EXHIBIT 99.1

T-Mobile Delivers Industry-Leading Growth in Postpaid Service Revenues,
Postpaid Customers and Cash Flow in Q3
Raises 2021 Guidance for the Third Consecutive Quarter

Consistent and Profitable Customer Growth
•Postpaid net additions of 1.3 million, best in industry and raising 2021 guidance
•Postpaid phone net additions of 673 thousand, 2.1 million year-to-date increased 50% year-over-year
•Postpaid account net additions of 268 thousand, best in industry
Strong Financial Results Drive 2021 Guidance Raise for the Third Consecutive Quarter
•Record-high Service revenues of $14.7 billion grew more than 4% year-over-year, including industry-leading Postpaid service revenues growth of 6% year-over-year
•Strong Net income of $691 million and diluted earnings per share (“EPS”) of $0.55 included higher merger-related costs year-over-year, and Adjusted EBITDA(1) was $6.8 billion
•Record-high Core Adjusted EBITDA(1) of $6.0 billion, best growth in industry and raising 2021 guidance
•Net cash provided by operating activities of $3.5 billion increased 25% year-over-year, raising 2021 guidance
•Free Cash Flow(1) of $1.6 billion increased more than 4x year-over-year, best growth in industry and raising 2021 guidance
America’s Largest, Fastest and Most Reliable 5G Network Further Extends its Lead
•Extended Range 5G covers 308 million people and 1.7 million square miles — most available 5G network in the world(2)
•Ultra Capacity 5G covers 190 million people and can deliver speeds of 400 Mbps or more, on track to cover 200 million people nationwide by end of year(3)
•A dozen independent third-party network benchmarking reports show T-Mobile customers consistently get award-winning 5G, including the fastest average speeds, broadest coverage and most reliable 5G
Network Integration Progress Fuels Higher Merger Synergies
•Approximately 90% of Sprint customer traffic is now carried on the T-Mobile network
•Approximately 53% of Sprint customers have been fully transitioned to the T-Mobile network
•Raising 2021 merger synergies guidance for the third consecutive quarter

BELLEVUE, Wash. - November 2, 2021 - T-Mobile US, Inc. (NASDAQ: TMUS) reported third quarter 2021 results today, delivering industry-leading Postpaid service revenues and customer growth, and raising 2021 guidance across the board. T-Mobile’s growth and synergy-backed model enabled the company to convert record service revenues into industry-leading cash flow growth.

“Another quarter of amazing results shows that customers love T-Mobile’s unique combination of the best value, best network and best experience,” said Mike Sievert, CEO of T-Mobile. “With our Magenta business firing on all cylinders and our Sprint integration ahead of schedule, we are well positioned for the future — and poised to continue winning with assets and a formula for growth that is differentiated from the other wireless players. We just keep exceeding our own targets on growth, profit and synergies — and we have no plans to slow down now.”
___________________________________________________________

(1)Adjusted EBITDA, Core Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of the two measures and Net Income is variable.
(2)OpenSignal Awards - 5G Global Mobile Network Experience Awards 2021 based on independent analysis of mobile measurements recorded during the period January 1 - June 29, 2021. © 2021 OpenSignal Limited.
(3)Based on T-Mobile’s analysis of internal and third party data.

Consistent and Profitable Customer Growth
•Net customer additions were 1.3 million in Q3 2021 and the total customer count increased to a record-high of 106.9 million.
•Postpaid net customer additions of 1.3 million led the industry for the 15th consecutive quarter in Q3 2021.
•Postpaid phone net customer additions were 673 thousand in Q3 2021 and 2.1 million year-to-date, an increase of 50% year-over-year. Postpaid phone churn was 0.96% in Q3 2021.
•Postpaid other net customer additions were 586 thousand in Q3 2021, including record-high home internet net additions.
•Postpaid account net additions of 268 thousand doubled year-over-year in Q3 2021 and reached 874 thousand year-to-date, continuing to lead the industry.
•Prepaid net customer additions of 66 thousand increased year-over-year in Q3 2021 and prepaid churn of 2.90% continued to lead the industry.

The following table includes the impact of the Sprint merger on a prospective basis from the close date of April 1, 2020. Historical results have not been retroactively adjusted and reflect standalone T-Mobile.

	Quarter			Nine Months Ended September 30,
(in thousands, except churn)	Q3 2021	Q2 2021	Q3 2020	2021	2020
Total net customer additions	1,325	1,352	2,035	4,038	3,929
Postpaid net customer additions	1,259	1,276	1,979	3,745	3,868
Postpaid phone net customer additions	673	627	689	2,073	1,394
Postpaid other net customer additions	586	649	1,290	1,672	2,474
Prepaid net customer additions	66	76	56	293	61
Total customers, end of period (1)	106,920	104,789	100,362	106,920	100,362
Postpaid phone churn	0.96%	0.87%	0.90%	0.93%	0.85%
Prepaid churn	2.90%	2.62%	2.86%	2.76%	3.07%
(1)Includes 806,000 postpaid customers acquired from the Shentel acquisition as of July 1, 2021, which were not included in net additions.

Strong Financial Results Drive 2021 Guidance Raise for the Third Consecutive Quarter
•Total revenues increased 2% year-over-year to $19.6 billion and total service revenues increased 4% year-over-year to $14.7 billion in Q3 2021, driven by continued customer growth.
•Net income decreased year-over-year to $691 million in Q3 2021, primarily due to merger-related costs of $707 million. Diluted earnings per share (EPS) decreased year-over-year to $0.55 in Q3 2021, primarily due to merger-related costs, net of taxes, of $0.56 per share.
•Adjusted EBITDA was $6.8 billion and Core Adjusted EBITDA increased to a record-high of $6.0 billion in Q3 2021, primarily due to continued service revenue growth and synergy realization.
•Net cash provided by operating activities increased 25% year-over-year to $3.5 billion in Q3 2021, which included cash payments for merger-related costs of $617 million.
•Cash purchases of property and equipment including capitalized interest was $2.9 billion in Q3 2021.
•Free Cash Flow increased more than 4x year-over-year to $1.6 billion in Q3 2021, which included cash payments for merger-related costs of $617 million.

The following table includes the impact of the Sprint merger on a prospective basis from the close date of April 1, 2020. Historical results have not been retroactively adjusted and reflect standalone T-Mobile.

(in millions, except EPS)	Quarter			Nine Months Ended September 30,		Q3 2021 vs. Q2 2021	Q3 2021 vs. Q3 2020	YTD 2021 vs. YTD 2020
	Q3 2021	Q2 2021	Q3 2020	2021	2020
Total service revenues	$14,722	$14,492	$14,139	$43,406	$36,215	1.6%	4.1%	19.9%
Total revenues	19,624	19,950	19,272	59,333	48,056	(1.6)%	1.8%	23.5%
Net income	691	978	1,253	2,602	2,314	(29.3)%	(44.9)%	12.4%
Diluted EPS	0.55	0.78	1.00	2.07	2.06	(29.5)%	(45.0)%	0.5%
Adjusted EBITDA	6,811	6,906	7,129	20,622	17,811	(1.4)%	(4.5)%	15.8%
Core Adjusted EBITDA	6,041	5,992	5,779	17,897	14,875	0.8%	4.5%	20.3%
Net cash provided by operating activities	3,477	3,779	2,772	10,917	5,166	(8.0)%	25.4%	111.3%
Cash purchases of property and equipment, including capitalized interest	2,944	3,270	3,217	9,397	7,227	(10.0)%	(8.5)%	30.0%
Free Cash Flow	1,559	1,671	352	4,534	182	(6.7)%	342.9%	NM
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	1,559	1,671	352	4,534	2,525	(6.7)%	342.9%	79.6%
NM - Not Meaningful

America’s Largest, Fastest and Most Reliable 5G Network Further Extends its Lead
T-Mobile continues to further extend its network leadership, covering 308 million people with Extended Range 5G. Ultra Capacity 5G is expanding at an incredible pace, covering 190 million people, and can deliver speeds approximately 10x faster than LTE.

A dozen independent third-party network benchmarking reports continue to recognize T-Mobile as the 5G leader, including:
•OpenSignal: T-Mobile’s 5G is 2x faster than AT&T and Verizon and has the highest 5G availability globally with average speeds that have increased 36% since last quarter
•Ookla: T-Mobile is ranked first or tied for first across all network performance categories measured
•umlaut: T-Mobile is ranked #1 for the third time in a row for 5G speed, coverage and reliability, as well as overall 5G performance, taking top honors in every 5G measure
•PC Mag: T-Mobile has a commanding lead in 5G, delivering the fastest 5G speeds in the US

Network Integration Progress Fuels Higher Merger Synergies
T-Mobile continued to make meaningful progress on integration activities, ending the quarter with approximately 90% of Sprint customer traffic now carried on the T-Mobile network and approximately 53% of Sprint customers fully transitioned to the T-Mobile network.

Based on the continued strength of execution, the company is raising its merger synergies guidance range to $3.2 billion to $3.5 billion in 2021, up from the previous range of $2.9 billion to $3.2 billion.
•Approximately $1.6 billion to $1.75 billion of sales, general, and administrative (SG&A) synergies achieved through SG&A expense reductions
•Approximately $600 million to $750 million of network synergies achieved through cost of service expense reductions
•Approximately $1.0 billion of network synergies related to avoided costs from new site builds

Raising 2021 Outlook Across the Board for the Third Consecutive Quarter
•Postpaid net customer additions are expected to be between 5.1 million and 5.3 million, an increase from prior guidance of 5.0 million to 5.3 million.
•Core Adjusted EBITDA, which is Adjusted EBITDA less lease revenues, is expected to be between $23.4 billion and $23.5 billion, an increase from prior guidance of $23.0 billion to $23.3 billion.
•Cash purchases of property and equipment, including capitalized interest, are expected to be between $12.1 billion to $12.3 billion, an increase from the prior guidance of $12.0 billion to $12.3 billion.
•Merger-related costs are expected to be between $2.8 billion and $3.0 billion before taxes. These costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided from operating activities and Free Cash Flow.
•Net cash provided by operating activities, including payments for Merger-related costs, is expected to be between $13.9 billion and $14.0 billion, an increase from prior guidance of $13.6 billion to $13.9 billion.
•Free Cash Flow, including payments for Merger-related costs, is expected to be between $5.5 billion and $5.6 billion, an increase from prior guidance of $5.2 billion to $5.5 billion. Free Cash Flow guidance does not assume any material net cash inflows from securitization.

(in millions, except Postpaid net customer additions)	Previous		Current		Change (Mid-point)
Postpaid net customer additions (thousands)	5,000	5,300	5,100	5,300	50
Net income (1)	N/A	N/A	N/A	N/A	N/A
Core Adjusted EBITDA (2)	$23,000	$23,300	$23,400	$23,500	$300
Merger synergies	2,900	3,200	3,200	3,500	300
Merger-related costs (3)	2,700	3,000	2,800	3,000	50
Net cash provided by operating activities	13,600	13,900	13,900	14,000	200
Capital expenditures (4)	12,000	12,300	12,100	12,300	50
Free Cash Flow (5)	5,200	5,500	5,500	5,600	200
(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance ranges assume a continued reduction in lease revenues to between $3.3 billion and $3.5 billion for 2021.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

Financial Results
For more details on T-Mobile’s Q3 2021 financial results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at http://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Tuesday, November 2, 2021 at 4:30 p.m. (EDT)

Access via Phone (audio only)
Please plan on accessing the call 10 minutes prior to the scheduled start time.
•US/Canada: 800-367-2403
•International: +1 334-777-6978
•Participant Passcode: 6019757

Access via Webcast
The earnings call will be broadcast live via our Investor Relations website at http://investor.t-mobile.com. A replay of the earnings call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or +1-719-457-0820 (international). The passcode required to listen to the replay is 6019757.

Submit Questions via Twitter
Send a tweet to @TMobileIR or @MikeSievert using $TMUS

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @MikeSievert Twitter (https://twitter.com/MikeSievert) account, which Mr. Sievert also uses as a means for personal communications and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: natural disasters, public health crises, including the COVID-19 pandemic (the “Pandemic”), terrorist attacks or similar incidents; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the Pandemic; competition, industry consolidation and changes in the market condition for wireless services; data loss or other security attacks, such as the criminal cyberattack we became aware of in August 2021; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; our inability to take advantage of technological developments on a timely basis; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into including but not limited to those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative cost incurred in tracking, monitoring and complying with them; our inability to manage the ongoing commercial and transition services arrangements that we entered into with DISH in connection with the Prepaid Transaction, which we completed on July 1, 2020, and known or unknown liabilities arising in connection therewith; the effects of any future acquisition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; the occurrence of high fraud rates or volumes related to device financing, customer payment cards, third-party dealers, employees, subscriptions, identities or account takeover fraud; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; adverse changes in the ratings of our debt securities or adverse conditions in the credit markets; the risk of future material weaknesses we may identify while we work to integrate and align policies, principles and practices of the two companies following the Merger (as defined below), or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of existing or future legal proceedings, including proceedings and inquiries relating to the criminal cyberattack we became aware of in August 2021; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; the possibility that we may be unable to renew our spectrum leases on attractive terms or the possible revocation of our existing licenses in the event that we violate applicable laws; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; the volatility of our stock price and our lack of plan to pay cash dividends in the foreseeable future; failure to realize the expected benefits and synergies of the merger (the “Merger”) with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint’s business and operations, and unexpected additional operating costs, customer loss and business disruptions, including challenges in maintaining relationships with employees, customers, suppliers or vendors; unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint’s legacy customers onto T-Mobile’s existing billing platforms; and changes to existing or the issuance of new accounting standards by the Financial Accounting Standards Board or other regulatory agencies. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of these measures and Net income is variable.

The following table includes the impact of the Sprint merger on a prospective basis from the close date of April 1, 2020. Historical results prior to April 1, 2020 have not been restated and reflect standalone T-Mobile.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Net income	$951	$110	$1,253	$750	$933	$978	$691	$2,314	$2,602
Adjustments:
Income from discontinued operations, net of tax	—	(320)	—	—	—	—	—	(320)	—
Income (loss) from continuing operations	951	(210)	1,253	750	933	978	691	1,994	2,602
Interest expense	185	776	765	757	792	820	780	1,726	2,392
Interest expense to affiliates	99	63	44	41	46	32	58	206	136
Interest income	(12)	(6)	(3)	(8)	(3)	(2)	(2)	(21)	(7)
Other expense, net	10	195	99	101	125	1	60	304	186
Income tax expense	306	2	407	71	246	277	(3)	715	520
Operating income	1,539	820	2,565	1,712	2,139	2,106	1,584	4,924	5,829
Depreciation and amortization	1,718	4,064	4,150	4,219	4,289	4,077	4,145	9,932	12,511
Operating income from discontinued operations (1)	—	432	—	—	—	—	—	432	—
Stock-based compensation (2)	123	139	125	129	130	129	127	387	386
Merger-related costs	143	798	288	686	298	611	955	1,229	1,864
COVID-19-related costs (3)	117	341	—	—	—	—	—	458	—
Impairment expense	—	418	—	—	—	—	—	418	—
Other, net (4)	25	5	1	—	49	(17)	—	31	32
Adjusted EBITDA	3,665	7,017	7,129	6,746	6,905	6,906	6,811	17,811	20,622
Lease revenues	(165)	(1,421)	(1,350)	(1,245)	(1,041)	(914)	(770)	(2,936)	(2,725)
Core Adjusted EBITDA	$3,500	$5,596	$5,779	$5,501	$5,864	$5,992	$6,041	$14,875	$17,897
(1)Following the Prepaid Transaction, starting on July 1, 2020, we provide MVNO services to DISH. We have included the operating income from discontinued operations, for periods prior to the Prepaid Transaction, in our determination of Adjusted EBITDA to reflect EBITDA contributions of the Prepaid Business that has been replaced by the MVNO Agreement beginning on July 1, 2020, in order to enable management, analysts and investors to better assess ongoing operating performance and trends.
(2)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Sprint merger have been included in Merger-related costs.
(3)Supplemental employee payroll, third-party commissions and cleaning-related COVID-19-related costs were not significant for Q3 2020, Q4 2020, Q1 2021, Q2 2021 and Q3 2021.
(4)Other, net may not agree to the Condensed Consolidated Statements of Comprehensive Income, primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded from Adjusted EBITDA and Core Adjusted EBITDA.
Adjusted EBITDA - Earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, Stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as Merger-related costs, COVID-19-related costs and Impairment expense. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses

Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs including network decommissioning costs, incremental costs directly attributable to COVID-19 and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain other nonrecurring income and expenses. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Free Cash Flow and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are calculated as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Net cash provided by operating activities	$1,617	$777	$2,772	$3,474	$3,661	$3,779	$3,477	$5,166	$10,917
Cash purchases of property and equipment	(1,753)	(2,257)	(3,217)	(3,807)	(3,183)	(3,270)	(2,944)	(7,227)	(9,397)
Proceeds from sales of tower sites	—	—	—	—	—	31	—	—	31
Proceeds related to beneficial interests in securitization transactions	868	602	855	809	891	1,137	1,071	2,325	3,099
Cash payments for debt prepayment or debt extinguishment costs	—	(24)	(58)	—	(65)	(6)	(45)	(82)	(116)
Free Cash Flow	732	(902)	352	476	1,304	1,671	1,559	182	4,534
Gross cash paid for the settlement of interest rate swaps	—	2,343	—	—	—	—	—	2,343	—
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	$732	$1,441	$352	$476	$1,304	$1,671	$1,559	$2,525	$4,534
Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs. Free Cash Flow and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are utilized by T-Mobile’s management, investors and analysts to evaluate cash available to pay debt and provide further investment in the business.

Our current guidance range for Free Cash Flow is calculated as follows:

	FY 2021
(in millions)	Current Guidance Range
Net cash provided by operating activities	$13,900	$14,000
Cash purchases of property and equipment	(12,100)	(12,300)
Proceeds related to beneficial interests in securitization transactions (1)	3,800	4,000
Cash payments for debt prepayment or debt extinguishment costs	(100)	(100)
Free Cash Flow	$5,500	$5,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

Our previous guidance range for Free Cash Flow was calculated as follows:

	FY 2021
(in millions)	Previous Guidance Range
Net cash provided by operating activities	$13,600	$13,900
Cash purchases of property and equipment	(12,000)	(12,300)
Proceeds related to beneficial interests in securitization transactions (1)	3,700	4,000
Cash payments for debt prepayment or debt extinguishment costs	(100)	(100)
Free Cash Flow	$5,200	$5,500
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

T-Mobile US, Inc.
Calculation of Operating Measures
(Unaudited)

The following table illustrates the calculation of our operating measures ARPA and ARPU from the related service revenues:

(in millions, except average number of accounts and customers, ARPA and ARPU)	Quarter							Nine Months Ended September 30,
	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	2020	2021
Calculation of Postpaid ARPA
Postpaid service revenues	$5,887	$9,959	$10,209	$10,251	$10,303	$10,492	$10,804	$26,055	$31,599
Divided by: Average number of postpaid accounts (in thousands) and number of months in period	15,155	25,424	25,582	25,677	25,840	26,188	26,766	22,054	26,264
Postpaid ARPA	$129.47	$130.57	$133.03	$133.08	$132.91	$133.55	$134.54	$131.27	$133.68
Calculation of Postpaid Phone ARPU
Postpaid service revenues	$5,887	$9,959	$10,209	$10,251	$10,303	$10,492	$10,804	$26,055	$31,599
Less: Postpaid other revenues	(310)	(618)	(677)	(762)	(820)	(825)	(852)	(1,605)	(2,497)
Postpaid phone service revenues	5,577	9,341	9,532	9,489	9,483	9,667	9,952	24,450	29,102
Divided by: Average number of postpaid phone customers (in thousands) and number of months in period	40,585	64,889	65,437	66,084	66,834	67,680	69,033	56,971	67,848
Postpaid phone ARPU	$45.80	$47.99	$48.55	$47.86	$47.30	$47.61	$48.06	$47.69	$47.66
Calculation of Prepaid ARPU
Prepaid service revenues	$2,373	$2,311	$2,383	$2,354	$2,351	$2,427	$2,481	$7,067	$7,259
Divided by: Average number of prepaid customers (in thousands) and number of months in period	20,759	20,380	20,632	20,605	20,728	20,994	20,936	20,591	20,886
Prepaid ARPU	$38.11	$37.80	$38.49	$38.08	$37.81	$38.53	$39.49	$38.13	$38.61

Postpaid Average Revenue Per Account (ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.